CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use of our report dated January 17, 2003 on the financial statements and financial highlights of Global Income Fund, Inc. Such financial statements and financial highlights appear in the December 31, 2002 Annual

Report to Shareholders which is incorporated by reference in the Statement of

Additional Information filed in the Rights Offering of Global Income Fund, Inc.

We also consent to the references to our Firm in the Rights Offering and Prospectus.






                                        TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
November 24, 2003